Exhibit 99.1

Longview Timber LLC

Unaudited Consolidated Interim Financial Statements as of

June 30, 2013 and December 31, 2012 and for the six month

periods ended June 30, 2013 and 2012

LONGVIEW TIMBER LLC

TABLE OF CONTENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2013 AND DECEMBER 31, 2012 AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

Balance Sheets	1

Statements of Operations	2

Statements of Comprehensive Loss	3

Statements of Equity	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6–16

LONGVIEW TIMBER LLC

CONSOLIDATED BALANCE SHEETS (Unaudited)

As of (Dollars in thousands)	Note	June 30 2013	Dec. 31 2012

Assets

Current Assets
Cash and cash equivalents		$31,892	$25,331
Accounts receivable		10,690	6,147
Deferred income tax asset	8	318	318
Inventories	2	6,141	6,134
Prepaid expenses and other current assets	3	4,133	517

Total current assets		53,174	38,447

Property, plant and equipment — net	4	2,411	2,388

Timber, timberlands and logging roads — net	5	1,491,348	1,552,635

Investment in IFA Nurseries	6	705	705

Deferred debt issuance costs — net	7	4,652	3,797

TOTAL ASSETS		$1,552,290	$1,597,972

Liabilities and equity

Current Liabilities
Accounts payable		$4,860	$2,836
Accounts payable — related party	12	—	3,665
Taxes payable		2,195	2,466
Accrued liabilities	9	11,540	12,328
Current portion long-term debt	10	—	453,333

Total current liabilities		18,595	474,628

Long-term debt	10	1,070,000	616,667
Due to related party	12	19,692	18,010

Total liabilities		1,108,287	1,109,305

COMMITMENTS AND CONTINGENCIES	16

Equity
Noncontrolling interest	14	(9)	(1)
Members’ equity	15	444,012	488,668

Total equity		444,003	488,667

TOTAL LIABILITIES AND EQUITY		$1,552,290	$1,597,972

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

For the six month periods ended June 30 (Dollars in thousands)	Note	2013	2012

Sales	12	$160,150	$123,784

Costs and expenses
Cost of goods sold		64,439	57,019
Depletion, depreciation, and amortization		64,747	58,581

Total		129,186	115,600

Gross profit		30,964	8,184

Selling, general and administrative expenses	12	5,814	8,831

Operating income (loss)		25,150	(647)

Other income (expense)
Interest income		19	16
Interest expense		(29,376)	(30,059)
Other income		—	1,170
Gain on sales of assets		1,842	168

Total other expense, net		(27,515)	(28,705)

Loss before income taxes		(2,365)	(29,352)

Provision for taxes	8
Current		(1,687)	(1,110)

Total provision for taxes		(1,687)	(1,110)

NET LOSS		$(4,052)	$(30,462)

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)

For the six month periods ended June 30 (Dollars in thousands)	Note	2013	2012

Net loss		$(4,052)	$(30,462)

Other comprehensive income
Amortization of cumulative derivative loss (net of income taxes — $0)	13	2,155	2,155

Comprehensive loss		$(1,897)	$(28,307)

See notes to the consolidated financial statements.

LONGVIEW TIMBER LLC

CONSOLIDATED STATEMENTS OF EQUITY (Unaudited)

For the six month periods ended June 30, 2013 and 2012 (Dollars in thousands)
	Members’ Equity
	Initial Member	Special Member	Accumulated Other Comprehensive Loss	Total Members’ Equity	Non controlling Interest	Total

Balance — January 1, 2012	$621,213	$7,449	$(26,410)	$602,252	$15	$602,267

Amortization of cumulative derivative loss			2,155	2,155		2,155
Net loss	(30,124)	(338)		(30,462)		(30,462)

Dividends	(29,667)	(333)		(30,000)	(8)	(30,008)

Balance — June 30, 2012	$561,422	$6,778	$(24,255)	$543,945	$7	$543,952

Balance — January 1, 2013	$504,627	$6,143	$(22,102)	$488,668	$(1)	$488,667

Amortization of cumulative derivative loss			2,155	2,155		2,155
Net loss	(4,007)	(45)		(4,052)		(4,052)

Dividends	(42,285)	(474)		(42,759)	(8)	(42,767)

Balance — June 30, 2013	$458,335	$5,624	$(19,947)	$444,012	$(9)	$444,003

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

For the six month periods ended June 30 (Dollars in thousands)	Note	2013	2012

Cash provided by (used in) operating activities:
Net loss		$(4,052)	$(30,462)
Adjustments to reconcile net loss to cash provided by operating activities:
Depletion, depreciation, and amortization		64,747	58,581
Amortization of deferred debt issuance costs	7	806	1,110
Gain on sales of fixed assets		(1,842)	(168)
Amortization of cumulative derivative loss	13	2,155	2,155
Change in assets and liabilities:
Accounts receivable		(4,543)	(228)
Inventories		(2,021)	(2,961)
Prepaid expenses and other current assets		(3,616)	(151)
Accounts payable and accrued liabilities		1,236	545
Accounts payable — related party		(3,665)	(50)
Taxes payable		(271)	392

Cash provided by operating activities		48,934	28,763

Cash provided by (used in) investing activities:
Additions to capital assets		(3,153)	(2,596)
Proceeds from the sale of capital assets — net of selling costs		3,526	204

Cash provided by (used in) investing activities		373	(2,392)

Cash provided by (used in) financing activities:
Debt issuance costs	7	(1,661)	—
Due to related party	12	1,682	(101)
Dividend paid to noncontrolling interest	14	(8)	(8)
Distributions paid to special member	15	(474)	(333)
Distributions paid to initial member	15	(42,285)	(29,667)

Cash used in financing activities		(42,746)	(30,109)

Change in cash and cash equivalents		6,561	(3,738)

Cash equivalents — beginning of period		25,331	25,185

Cash and cash equivalents — end of period		$31,892	$21,447

Supplemental disclosures:
Cash paid for interest		$26,554	$26,539

Cash paid for taxes		$1,580	$500

Supplemental disclosures of noncash investing activities:
— Use of seedlings inventory for reforestation of timber, timberlands, and logging roads		$2,014	$2,508

Supplemental disclosures of noncash financing activities:
— Current portion of long-term debt repaid through issuance of long-term debt agreement		$453,333	$—

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012 AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2013 AND 2012

1.	SUMMARY OF ACCOUNTING POLICIES

Nature of Business:

General — Longview Timber LLC (or the “Company”) is a limited liability company engaged in the ownership and management of timberlands in Oregon and Washington, which principally produce logs for sale from its timberlands. All of the timber facilities are located in the United States (U.S.). Longview Timber LLC owns and manages approximately 644,900 acres of timberlands in the U.S. Pacific Northwest composed primarily of softwoods. Longview Timber LLC is owned 98.89% by Longview Timber Holdings LLC, its initial member and 1.11% by Longview GP LLC, its special member.

Longview Timber LLC is the owner of Longview Fibre Company which is a real estate investment trust (“REIT”). A REIT is a company that derives most of its income from investments in real estate, which includes timberlands. A corporation that qualifies as a REIT generally will not be subject to corporate taxes on income and gains from investments in real estate to the extent that it distributes such income and gains to its shareholders. The principal REIT qualifying investment of Longview Timber LLC consists of timberlands. As a REIT, Longview Fibre Company will be required to pay federal corporate income tax on earnings from non-real estate investments and on earnings from real estate investments that are not distributed to its shareholders.

Basis of Presentation — The consolidated financial statements presented herein are those of Longview Timber LLC and its subsidiaries, and are derived from the records of such entities after the elimination of intercompany balances and transactions. Reference to Longview Timber LLC or the Company also includes, as applicable, reference directly or indirectly to any of its subsidiaries including –Longview Fibre Company; Longview Timberlands LLC; and Longview Timber, Corp. The consolidated financial statements have been prepared by Longview Timber LLC without audit and are subject to year-end adjustment, in accordance with accounting principles generally accepted in the United States of America, except that certain information and footnote disclosures made in the latest year-end financial statements may have been condensed or omitted for the interim statements. Certain costs are estimated for the full year and allocated into interim periods based on estimates of operating time expired, benefit received, or activity associated with the interim period. The consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash and highly liquid investments purchased with maturities of three months or less at date of acquisition. Cash equivalents held by Longview Timber LLC are considered Level 2 assets as defined by fair value accounting guidance, as the fair value of such assets are based on inputs, other than quoted prices in active markets which are observable either directly or indirectly.

Accounts Receivable and Allowance for Doubtful Accounts — Accounts receivable are comprised mainly of trade accounts receivable primarily from the sale of products on credit. Credit is extended to customers based on an evaluation of their financial condition. The adequacy of the allowance for doubtful accounts is based on historical experience and past due status, in addition to management’s evaluation of material customer accounts including ability to pay, bankruptcy, payment history, and other factors.

Bad debt expense associated with uncollectible accounts was zero for the six month periods ended June 30, 2013 and June 30, 2012, respectively. The Company recorded no allowance for doubtful accounts as of June 30, 2013 and December 31, 2012, respectively.

Inventories — Inventories are stated at the lower of cost or market. If actual demand or market conditions are less favorable than those projected by management, inventory write-downs may be required. Cost is determined on a first-in, first-out basis except for supplies, which are stated using the average cost method. Seedlings are reclassified to timber, timberlands, and logging roads when used in the reforestation process.

Timber, Timberlands, and Logging Roads; Timber Depletion, Logging Roads Amortization and Bridge Amortization — Timber, timberlands and logging roads are stated at cost, net of accumulated depletion and amortization. Timber, upon reaching the age of 35 years, is considered merchantable and available for harvesting, with all timber younger than 35 years of age being classified as premerchantable. Timber is tracked on a county-by-county basis whereby capital costs and estimated recoverable timber volumes are accumulated in the county in which the related timber is located. Expenditures for reforestation, including costs such as site preparation, tree planting, fertilization and herbicide application for the two years after planting, are capitalized and depleted as timber is harvested. After two years of age, plantation maintenance and tree farm management costs, consisting of recurring items necessary to the ownership and administration of the timber and timberlands, are recorded as a current period expense. Impairment is reviewed annually, or whenever events or circumstances indicate that the carrying value of an asset or group of assets may not be recovered pursuant to Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment.(“ASC 360”). Management evaluates whether or not the undiscounted future cash flows generated by the asset, or comparable sales will exceed its carrying value. If estimated future cash flows indicate the carrying value of an asset or group of assets may not be recoverable, impairment exists, and the asset’s net book value is written down to its estimated fair value.

Provision for depletion of merchantable timber represents a charge per unit of production (“depletion rate”) applied to actual harvest volumes. Management has applied four depletion rates for its timberlands which are based on geographical regions in Oregon and Washington. The depletion rates are validated to a computer growth index model that tracks the timber volumes through the growth cycle and is based upon actual growth rates from permanent timber growth plots throughout the U.S. Pacific Northwest. The depletion rates are adjusted annually for timber maturity, estimated growth, and actual harvest volumes or when there is a significant acquisition or disposition.

Direct costs associated with the building of primary and major secondary access logging roads are capitalized and amortized on the straight-line basis over estimated useful lives ranging from 3 to 15 years. Bridges are amortized over an estimated useful life of 35 years. Costs incurred for logging roads that serve short-term harvest needs are expensed as incurred. Costs for road base construction of mainline roads, such as clearing and grading, are not amortized and remain a capitalized cost until disposition as they provide permanent value to the timberlands.

Timberland acquisitions are recorded originally at fair value and any gain or loss on timberland dispositions are recorded at the time of sale.

Property, Plant and Equipment, and Depreciation — Property, plant and equipment are recorded at cost, net of accumulated depreciation. Plant and equipment, include those additions and improvements that add to production capacity or extend useful life. Impairment, in accordance with ASC 360, is reviewed annually, or whenever events or circumstances indicate that the carrying value of an asset or group of assets may not be recovered. Impairment evaluates whether or not the undiscounted future cash flows generated by an asset will exceed its carrying value. If estimated future cash flows indicate the carrying value of an asset or group of assets may not be recoverable, impairment exists, and the asset’s net book value is written down to its estimated fair value. When properties are sold or otherwise disposed of, the cost and the related accumulated depreciation are removed from the respective accounts, and the resulting profit or loss is recorded in operations. The costs of maintenance and repairs are charged to operations when incurred.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives of assets range from 4 to 10 years for machinery and equipment.

Revenue Recognition — Revenues are recognized from sales to customers when title and risk of loss pass to the customer and when the sales price is fixed or determinable. For all sales, ownership transfers upon receipt by customers of logs (“FOB-destination”) or upon shipment to customers of logs (“FOB-shipping point”).

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

New Accounting Pronouncements — In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-02, which amends FASB Accounting Standards Codification (“ASC”) Topic 220, “Comprehensive Income.” The amendments in this guidance require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required by GAAP that provide additional detail about those amounts. This guidance is effective prospectively for interim and annual reporting periods beginning after December 15, 2012. Longview Timber LLC has evaluated the impact of adopting this guidance on its financial statements and disclosures included within Notes to Consolidated Financial Statements and has determined the standard had no impact.

2.	INVENTORIES

Inventories at June 30, 2013 and December 31, 2012, consisted of the following (dollars in thousands):

	2013	2012
Seed, cones, seedlings	$995	$1,003
Rock and gravel	2,533	2,431
Nursery bed stock	2,310	2,553
Supplies	303	147

Total inventories	$6,141	$6,134

3.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at June 30, 2013 and December 31, 2012, consisted of the following (dollars in thousands):

	2013	2012
Timber — land deals	$3,438	$38
Insurance	139	120
Other — miscellaneous, dues, fees	556	359

Total prepaid expenses and other current assets	$4,133	$517

Timber — land deals represents payments that have been made for fees and other costs associated with the purchase and sale of timberlands. When payments associated with the purchase or sale of timberlands are made, they are recorded in the timber — land deals until the purchase or sale is finalized.

4.	PROPERTY, PLANT AND EQUIPMENT — NET

Property, plant and equipment — net at June 30, 2013 and December 31, 2012, consisted of the following (dollars in thousands):

	2013
	Cost	Accumulated Depreciation	Net Book Value
Land	$1,440	$—	$1,440
Equipment	2,723	(1,752)	971

Total property, plant and equipment — net	$4,163	$(1,752)	$2,411

	2012
	Cost	Accumulated Depreciation	Net Book Value
Land	$1,440	$—	$1,440
Equipment	2,551	(1,603)	948

Total property, plant and equipment — net	$3,991	$(1,603)	$2,388

5.	TIMBER, TIMBERLANDS AND LOGGING ROADS — NET

Timber, timberlands and logging roads — net at June 30, 2013 and December 31, 2012, consisted of the following (dollars in thousands):

	2013
	Cost	Accumulated Depletion and Amortization	Net Book Value
Timber	$1,902,332	$(622,176)	$1,280,156
Timberlands	196,963	—	196,963
Logging roads*	17,566	(3,337)	14,229

Total timber, timberlands and logging roads — net	$2,116,861	$(625,513)	$1,491,348

	2012
	Cost	Accumulated Depletion and Amortization	Net Book Value
Timber	$1,898,855	$(557,579)	$1,341,276
Timberlands	197,337	—	197,337
Logging roads*	16,969	(2,947)	14,022

Total timber, timberlands and logging roads — net	$2,113,161	$(560,526)	$1,552,635

*     includes bridges

During the six month periods ended June 30, 2013 and June 30, 2012, Longview Timber LLC sold timber and timberlands (including higher and better use lands) for net proceeds of $3.5 million and $0.2 million, realizing a gain of $1.8 million and $0.2 million, respectively.

6.	INVESTMENT IN IFA NURSERIES

Investment of $705 thousand at June 30, 2013 and December 31, 2012, represents Longview Timber LLC’s interest in IFA Nurseries Inc., a company which provides various reforestation goods and services. Longview Timber LLC accounts for its investment in IFA Nurseries, Inc. on the cost method.

7.	DEFERRED DEBT ISSUANCE COSTS

Debt issuance costs, net of amortization, were $4.7 million and $3.8 million as of June 30, 2013 and December 31, 2012, respectively. Debt issuance costs are deferred and amortized over the respective terms to maturity.

Amortization expense for the six month periods ended June 30, 2013 and June 30, 2012, was $0.8 million and $1.1 million, respectively, and is included in interest expense on the consolidated statement of operations. Amortization expense for the next five years is as follows: 2013 (July-December) of $0.7 million, 2014 of $1.3 million, 2015 of $0.9 million, 2016 of $0.8 million, 2017 of $0.8 million and 2018 (Jan-June) of $0.2 million. Unamortized debt issuance costs as of June 30, 2013 includes $1.7 million incurred for the long term debt refinancing (see Note 10).

8.	INCOME TAXES

Longview Timber LLC is taxable as a partnership and is generally not subject to income taxes on its stand-alone taxable income from operations and investments; such taxes are the responsibility of the individual members. During the six month periods ended June 30, 2013 and 2012, Longview Timber LLC made cash distributions to its members of $42.8 million and $30.0 million, respectively.

Generally, in any year which Longview Timber LLC’s subsidiary Longview Fibre Company qualifies as a REIT under the Internal Revenue Code (“IRC”), it is not subject to federal income tax on that portion of its income that it distributes to its shareholders. During the six month periods ended June 30, 2013 and 2012, Longview Fibre Company made cash distributions to its shareholders of $43.3 million and $29.7 million, respectively. Such distributions in the six month periods ended June 30, 2013 and 2012 have been designated as $26.0 and $16.4 million of capital gain distributions and $17.3 and $13.3 million of return of capital, respectively. None of the amounts distributed were ordinary dividends as defined by the IRC. In addition, Longview Fibre Company anticipates it will distribute all of the net capital gains for 2013. All of the net capital gains for 2012 were distributed as noted above.

With limited exceptions, Longview Fibre Company will; however, be subject to corporate tax on built-in gains (the excess of fair market value over tax basis of property at January 1, 2006, the date of REIT election) on taxable sales of such built-in gain property during the ten years following REIT conversion. Built-in gain tax from the sale of REIT property may be off-set by utilization of pre-REIT net operating losses or by reinvesting sale proceeds in similar property that qualifies as like-kind under requirements of the IRC.

In order to maintain compliance with REIT tax rules, Longview Fibre Company utilizes a taxable REIT subsidiary (“TRS”) for various non-REIT qualifying activities including the harvest and sale of logs. The TRS is consolidated by Longview Timber LLC.

Accordingly, the provision for corporate income taxes relates to deferred tax on certain property sales (from utilization of pre-REIT net operating losses) and on income from TRS operations.

The provision for income taxes for the six month periods ended June 30, 2013 and 2012, consisted of the following (dollars in thousands):

	2013	2012
Current federal tax	$1,687	$1,110

Total provision for income taxes	$1,687	$1,110

An analysis of the income tax provision for the six month periods ended June 30, 2013 and 2012, is as follows (dollars in thousands):

	2013	2012
Expected federal income tax (benefit) at statutory rate	$(828)	$(10,273)
REIT losses not subject to income taxes	2,515	11,383

Total provision for income taxes	$1,687	$1,110

The tax effect of temporary differences giving rise to deferred tax assets at June 30, 2013 and December 31, 2012, is as follows (dollars in thousands):

	2013	2012
Deferred tax assets — REIT net operating loss carry forward from prior years	$318	$318

The tax years 2009 through 2012 are subject to examination by the tax authorities. With few exceptions, Longview Timber LLC is no longer subject to U.S. federal, state, local examinations by tax authorities for years before 2009.

Uncertain Tax Positions — Income tax positions must meet a more likely than not recognition threshold at the effective date to be recognized upon the adoption of ASC 740, Income Taxes (“ASC 740”), and in subsequent periods. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Longview Timber LLC recognizes tax liabilities in accordance with ASC 740 and adjusts these liabilities when our judgment changes as a result of the evaluation of new information not previously available. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the tax liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined. Longview Timber LLC records the related interest and penalties on these within income tax expense as well.

Longview Timber LLC does not have any reserves for uncertain tax positions as of June 30, 2013 or December 31, 2012.

9.	ACCRUED LIABILITIES

Accrued liabilities at June 30, 2013 and December 31, 2012, consisted of the following (dollars in thousands):

	2013	2012
Workers’ payroll and benefit liability	$736	$1,259
Accrued interest payable — long term debt	10,804	11,069

Total other accrued liabilities	$11,540	$12,328

10.	DEBT

Debt is provided by Metropolitan Life Insurance Company and a syndicate of lenders (the “Lenders”). The total debt on the balance sheet is $1,070 million as of June 30, 2013 and December 31, 2012. The debt is collateralized with the timber, timberlands, and logging roads.

Total debt consists of the following tranches:

Maturity Date	Amount (USD$millions)	Interest Rate

Apr 3, 2015	$308.3	5.12%
Apr 3, 2018	$308.4	5.66%
Apr 3, 2018	$453.3	LIBOR + margin

The portion of the debt ($453.3 million), which originally matured on April 3, 2013, was replaced through a new agreement with the Lenders with variable rate debt on June 18, 2013. This debt matures on April 3, 2018. The variable rates are calculated quarterly as the three-month LIBOR interest rate, which is a predetermined number of days prior to the interest payment, plus a set amount of basis points as defined in the related debt agreement on the 15th day of the month starting the calendar quarter. The LIBOR rate used for the most recent interest payment was 2.273%. The related cash interest expense recorded was $26.6 million and $26.5 million during the six month periods ended June 30, 2013, and 2012, respectively.

Longview Timber LLC’s debt agreements contain customary covenants and default provisions, including a covenant not to exceed a specified debt-to-value ratio of 0.60. It also includes a restriction on distributions if the cash flow coverage ratio is less than 1.25 on a rolling eight-quarter basis. See Note 15 related to distribution amounts to shareholders. As of June 30, 2013, Longview Timber LLC was in compliance with all financial and nonfinancial covenants of its debt agreements.

11.	EMPLOYEE BENEFIT PLANS

Longview Timber LLC has no participation in any pension, retiree medical, or health care insurance plans. Longview Timber LLC has a matching defined contribution 401k plan. The amount contributed and expensed to the 401k plan was $0.2 million for the six month periods ended June 30, 2013 and 2012, respectively.

12.	RELATED PARTIES

A summary of the significant related party transactions is provided below:

a)	Accounts payable — related party amount of zero and $3.7 million as of June 30, 2013 and December 31, 2012, respectively, is with Longview GP LLC (“LVGP”), a U.S. company indirectly owned by Brookfield Asset Management Inc. (“Brookfield”) for services provided pursuant to the terms of the October 9, 2008, amended and restated management agreement between Longview Timber LLC and LVGP. The amount is calculated based on 0.65% per annum of the sum of all effective capital contributions to Longview Timberlands LLC and is payable semi-annually. The parties agreed there would be no amount for 2013. The expense recorded in selling, general and administrative expenses was zero and $3.6 million for the six month periods ended June 30, 2013 and 2012, respectively.

b)	Longview Timber LLC sells pulp logs to Longview Fibre Paper and Packaging Inc. (“PPI”), an entity controlled by Brookfield. Sales to PPI were $1.8 million and $5.0 million during the six month periods ended June 30, 2013 and 2012, respectively. Included in accounts receivable are amounts from PPI zero and $0.2 million as of June 30, 2013 and December 31, 2012, respectively.

c)	The due to related party amount of $19.7 million and $18.0 million as of June 30, 2013 and December 31, 2012 respectively is with the parent company, Longview Timber Holdings, Corp. and reflects advances in connection with the initial acquisition of the previous Longview Fibre Company by Brookfield on April 20, 2007.

d)	Longview Timber LLC had access to a $25 million revolving credit facility provided by a related party, Brookfield US Corporation, which was undrawn at December 31, 2012. The related fee which is recorded as interest expense was $0.1 million during the six month periods ended June 30, 2013 and 2012, respectively. The revolving credit facility matured on April 2, 2013 and was not renewed.

13.	ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In 2008, Longview Timber LLC held a bridge loan with three lenders — Merrill Lynch USA, Royal Bank of Canada and The Bank of Nova Scotia (the “Bridge Loan”). On April 3, 2008, the Bridge Loan was refinanced with a combination of long-term debt and a short-term related party bridge loan. Longview Timber LLC used fixed interest rate swap agreements (“swaps”) to manage changes in cash flow as a result of changes in interest rate movements on certain of the variable rate debt formerly held under the Bridge Loan. Longview Timber LLC had designated these swaps as cash flow hedges. To receive hedge accounting treatment, all of the swaps were formally documented at the inception of each hedge and the hedges were determined to be highly effective at swap inception and throughout the term of the Bridge Loan. As the swaps were highly effective, the change in fair value, net of income taxes, was recorded in other comprehensive income or loss, except for the ineffective portion of the fair value change, which was recognized in operations. If the swaps had not been determined to be highly effective, Longview Timber LLC would have recorded the change in fair value in operations.

Longview Timber LLC terminated the swaps in connection with the re-financing of the Bridge Loan in 2008 with $53.5 million being paid to the counterparties.

The previously recognized losses related to these swaps, which are recorded in accumulated other comprehensive loss, will be recorded into operations in the same periods that the hedged transaction affects operations. The amounts are recorded within interest expense and the expense related to this was $2.2 million for the six month periods ended June 30, 2013 and 2012, respectively.

14.	NONCONTROLLING INTEREST

Noncontrolling interest represents preferred stock interest in the equity of Longview Fibre Company, which was recorded as noncontrolling interest within equity in the amount of $(9) thousand and $(1) thousand as of June 30, 2013 and December 31 2012, respectively.

On May 10, 2007, Longview Fibre Company issued 125 shares of non-voting preferred stock with par value of $1 thousand to 125 individual stockholders. Preferred stock has a par value of $1 thousand per share, with liquidation preference of the same amount. The dividend rate for preferred shares is 12.5%. The shares were callable with a premium of 5% as of December 31, 2012. The premium reduced, net of issuance costs, 5% per annum such that there will be no premium after December 31, 2012.

Dividends — Longview Fibre Company declared and paid dividends in the amount of $8 thousand for the six month periods ended June 30, 2013 and 2012, respectively.

15.	MEMBERS’ EQUITY

Longview Timber LP entered into a limited partnership as of April 20, 2007, with Longview GP LLC as the general partner and Longview Timber Holdings LLC as the limited partner. On October 9, 2008, Longview Timber LP converted to a limited liability company, Longview Timber LLC, pursuant to and in accordance with the Delaware Limited Liability Company Act upon which Longview GP LLC became the special member and Longview Timber Holdings LLC became the initial member. As of June 30, 2013 and December 31, 2012, the ownership interest is 1.11% or 15,295 units as to the special member and 98.89% or 1,364,458 units as to the initial member.

Allocation and Distribution to Members — Profit and loss shall be allocated to the members in proportion to their interest percentage for the period. All cash derived from operations of the limited liability company, but less cash used to pay current operating expenses and to pay or establish reasonable reserves as determined by the special member, shall be distributed to the members in proportion to their interest percentage.

Longview Timber LLC made distributions of $42.3 million and $29.7 million to the initial member and $0.5 million and $0.3 million to the special member for the six month periods ended June 30, 2013 and 2012, respectively.

16.	COMMITMENTS AND CONTINGENCIES

Legal Matters and Litigation — Longview Timber LLC is subject to legal proceedings and claims that arise in the ordinary course of the business. Although there can be no assurance as to the disposition of these matters and the proceedings, it is the opinion of Longview Timber LLC’s management, based upon the information available at this time, that the expected outcome of these matters, individually or in aggregate, will not have a material effect on the ongoing results of operations, the financial condition of the business, or cash flows.

Log Sales Agreement — Longview Timber LLC has two log sale agreements with Hampton Tree Farms, Inc., a subsidiary of Hampton Affiliates, under which Longview Timber LLC must provide a combined 50 million board feet of logs per year at the applicable market rate. One agreement, which supplies 20 million board feet annually, runs through October 2023 and may be extended for an additional five year term unless it is terminated by either party. The other agreement, which supplies 30 million board feet annually, runs through December 2016.

17.	FAIR VALUE MEASUREMENTS

Longview Timber LLC’s debt is carried at cost in the consolidated financial statements. The fair value of fixed-rate debt has been estimated based on the present value of future cash flows discounted at rates consistent with comparable maturities with similar credit risks. The carrying amount of variable-rate debt approximates fair value because of the frequent re-pricing of these instruments at market rates. The following table presents the carrying amount and estimated fair value of Longview Timber LLC’s fixed-rate and variable-rate debt (in thousands):

Debt	Cost Basis	Fair Value
June 30, 2013	$1,070,000	$1,126,737

December 31, 2012	$1,070,000	$1,135,636

18.	CONCENTRATIONS OF CREDIT RISK

Longview Timber LLC had the following concentrations of Sales and Accounts Receivable as of and for the six month periods ended June 30, 2013 and 2012:

	2013		2012
	Sales	Accounts Receivable	Sales	Accounts Receivable

Customer 1	33%	17%	26%	17%
Customer 2	12%	25%	12%	13%
Customer 3	9%	16%	11%	15%
Customer 4	6%	2%	9%	15%

The Company maintains cash balances, which, at times, exceed the federally insured amount of $250,000. The Company has not experienced any losses from these accounts and believes it is not exposed to significant credit risk.

19.	SUBSEQUENT EVENTS

Longview Timber LLC has evaluated subsequent events through July 26, 2013 which is the date the consolidated financial statements were available to be issued. On June 14, 2013, Weyerhaeuser Columbia Holding Co. LLC entered into an agreement to acquire 100% of the members’ units of Longview Timber LLC. The sales price was $2,650 million adjusted for normal working capital as defined in the agreement, with closing occurring on July 23, 2013.

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